UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PLAYAGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PlayAGS, Inc., a Nevada corporation (“PlayAGS” or the “Company”), filed its definitive proxy statement (the “proxy statement”) with the Securities and Exchange Commission (the “SEC”) on July 1, 2024, and mailed the proxy statement to PlayAGS’s stockholders commencing on July 1, 2024, relating to the Agreement and Plan of Merger, dated as of May 8, 2024 (the “Merger Agreement”), by and among Bingo Holdings I, LLC, a Delaware limited liability company (“Parent”) and an affiliate of Brightstar Capital Partners (“Brightstar”), and Bingo Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”, and together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Since the initial filing of the proxy statement and as of the filing of this Schedule 14A (this “Schedule”), PlayAGS received fourteen demand letters from purported stockholders of the Company challenging certain disclosures in the proxy statement and generally requesting that certain allegedly omitted information in this Schedule be disclosed (collectively, the “Demand Letters”). Purported stockholders have also filed two lawsuits, Fleming v. PlayAGS, Inc. et al., Case No. tc240723-34 (N.Y. Sup. Ct.) and Miller v. PlayAGS, Inc. et al., Case No. tc240724-11 (N.Y. Sup. Ct.), challenging certain disclosures in the proxy statement under New York state law and generally requesting that certain allegedly omitted information in this Schedule be disclosed (the “Complaints”). The Complaints name the Company, the Company’s directors, Brightstar, Parent, and Merger Sub as defendants.

While PlayAGS believes that the disclosures set forth in the proxy statement comply fully with all applicable law and denies the allegations in the Demand Letters and the Complaints, in order to moot plaintiffs’ disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, PlayAGS has determined to voluntarily supplement certain disclosures in the proxy statement related to the purported stockholders’ claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, PlayAGS specifically denies all allegations that any additional disclosure was or is required or material.

The information contained in this Schedule is incorporated by reference into the proxy statement and should be read in conjunction with the proxy statement, which should be read in its entirety. Terms used in this Schedule, but not otherwise defined, shall have the meanings ascribed to such terms in proxy statement. To the extent that information in this Schedule differs from, or updates information contained in, the proxy statement, the information in this Schedule shall supersede or supplement the information in the proxy statement. The information contained in this supplement speaks only as of July 1, 2024, unless the information specifically indicates that another date applies. Except as otherwise described in this Schedule or the documents referred to, contained in or incorporated by reference in this Schedule, the proxy statement, the annexes to the proxy statement and the documents referred to, contained in or incorporated by reference in the proxy statement are not otherwise modified, supplemented or amended.

If you have not already submitted a proxy for use at the PlayAGS special meeting, you are urged to do so promptly. This Schedule does not affect the validity of any proxy card or voting instructions that PlayAGS stockholders may have previously received or delivered. No action is required by any PlayAGS stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

All page references are to pages in the proxy statement as filed by PlayAGS with the SEC pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended, on July 1, 2024, and terms used below, unless otherwise defined, have the meanings set forth in the proxy statement. For clarity, new text within restated paragraphs from the proxy statement is highlighted with bold, underlined text, and deleted text within restated paragraphs from the proxy statement is highlighted with ~~strikethrough text~~.

1.	The following disclosure replaces the sixth full paragraph under section titled “THE MERGER—Background of the Merger” on page 28. The modified text is below.

“On December 26, 2023, Brightstar submitted an unsolicited, non-binding written indication of interest to acquire PlayAGS, which indicated a price per share range of $10.25 to $11.00 (the “December Proposal”). The December Proposal implied a 33% to 42% premium to the PlayAGS closing stock price as of December 22, 2023, and a 43% to 54% premium to the 90-day volume weighted average price as of December 22, 2023. The December Proposal noted that the transaction would be funded with a combination of equity capital and debt financing. The December Proposal did not contain any offer of post-transaction employment for PlayAGS’s officers or directors. The December Proposal was promptly shared with the Board of Directors.”

2.	The following disclosure replaces the nineteenth full paragraph under “THE MERGER—Background of the Merger” on page 30. The modified text is below.

“On February 20, 2024, Brightstar submitted a revised unsolicited, non-binding written indication of interest with an updated price per share of $12.00 (the “February Proposal”). The February Proposal implied a 55% premium to the PlayAGS closing stock price as of December 22, 2023, and a 32% premium to the Play AGS closing stock price as of February 20, 2024. The February Proposal did not contain any offer of post-transaction employment for PlayAGS’s officers or directors. The February Proposal was promptly shared with the Board of Directors.”

3.	The following disclosure replaces the twenty-sixth paragraph under “THE MERGER—Background of the Merger” on page 30. The modified text is below.

“On March 19, 2024, Brightstar submitted a revised unsolicited, non-binding written indication of interest with an updated price per share of $12.20 (the “March Proposal”). The March Proposal implied a 58% premium to the PlayAGS closing stock price as of December 22, 2023, and a 44% premium to the Play AGS closing stock price as of March 18, 2024. The March Proposal did not contain any offer of post-transaction employment for PlayAGS’s officers or directors. The March Proposal was promptly shared with the Board of Directors.”

4.	The following disclosure replaces the twenty-ninth paragraph under “THE MERGER—Background of the Merger” on page 31. The modified text is below.

“On March 31, 2024, Brightstar submitted a revised unsolicited, non-binding written indication of interest with an updated price per share of $12.50 as a best and final offer (the “Final Proposal”). The Final Proposal requested that PlayAGS provide Brightstar with a 30-day exclusivity period during which Brightstar would finalize its due diligence and negotiate definitive documentation. The Final Proposal implied a 62% premium to the PlayAGS closing stock price as of December 22, 2023, and a 39% premium to the Play AGS closing stock price as of March 28, 2024. The Final Proposal did not contain any offer of post-transaction employment for PlayAGS’s officers or directors. The Final Proposal was promptly shared with the Board of Directors.”

5.

The following disclosure amends the following sentence to the second paragraph under “THE MERGER—Opinion of Macquarie Capital (USA) Inc.—Financial Analyses—Selected Public Companies Analysis” and adds line items and related information to the table on page 45. The modified text is below.

“The selected companies and resulting ~~mean and median~~ data were:

~~•   Ainsworth Game Technology Limited~~

~~•   Everi Holdings Inc.~~

~~•   Inspired Entertainment, Inc.~~

Enterprise Value /
Company Name	Market Cap.	Net Debt	Enterprise Value	FY 2023 Adjusted EBITDA	FY 2024E Adjusted EBITDA	FY 2025E Adjusted EBITDA	FY 2023 Adjusted EBITDA – Capex	FY 2024E Adjusted EBITDA – Capex	FY 2025E Adjusted EBITDA – Capex
Ainsworth Game Technology	267	(19)	249	5.6x	6.1x	6.1x	7.4x	7.0x	7.1x
Everi Holdings	711	928	1,640	4.5x	4.5x	4.3x	7.4x	7.6x	5.6x
Inspired Entertainment	244	269	513	5.1x	5.0x	4.6x	9.7x	7.9x	5.9x
Mean				5.1x	5.2x	5.0x	8.2x	7.5x	6.2x
Median				5.1x	5.0x	4.6x	7.4x	7.6x	5.9x

6.	The following disclosure replaces the first chart under “THE MERGER— Opinion of Macquarie Capital (USA) Inc.—Financial Analyses—Selected Transactions Analysis” on page 47. The modified text is below.

				Enterprise Value
Date Announced	Acquiror	Target	Transaction Value	LTM Adjusted EBITDA	LTM Adjusted EBITDA – Capex
February 2024	International Game Technology PLC	Everi Holdings Inc.	$2,200	6.0x	9.9x

7.	The following disclosure replaces the third chart under “THE MERGER—Opinion of Macquarie Capital (USA) Inc.—Financial Analyses—Selected Transactions Analysis” on page 48. The modified text is below.

Date Announced	Acquiror	Target	Transaction Value
February 2016	Scientific Games Corporation	WMS Industries Inc.	$1,489
September 2014	Bally Technologies, Inc.	SHFL Entertainment	1,330
August 2014	Apollo Global Management	PlayAGS	236
July 2014	Aristocrat Leisure Limited	Video Gaming Technology, Inc.	1,283
July 2014	GTECH S.p.A.	International Games Technology	6,413
September 2013	Scientific Games Corporation	Bally Technologies, Inc.	5,096
July 2013	Global Cash Access Holdings, Inc.	Multimedia Games Holding Company, Inc.	1,051
January 2013	The NOVOMATIC AG Group	Ainsworth Gaming Technology Limited	688

8.	The following disclosure replaces the final full paragraph on page 60, in the section titled “Legal Proceedings.” The modified text is underlined below.

“Following the announcement of the Merger and as of the date of this Schedule, PlayAGS received fourteen demand letters from purported stockholders generally seeking that certain allegedly omitted information in the proxy statement be disclosed (collectively, the “Demand Letters”). The Demand Letters assert violations of Section 14(a) and Section 20(a) of the Exchange Act, and allege that the preliminary proxy statement and definitive proxy statement filed in connection with the Merger omitted certain purportedly material information which rendered the proxy statement incomplete and misleading.

Purported stockholders have also filed two lawsuits, Fleming v. PlayAGS, Inc. et al., Case No. tc24073-34 (N.Y. Sup. Ct.) and Miller v. PlayAGS, Inc. et al., Case No. tc240724-11 (N.Y. Sup. Ct.), challenging certain disclosures in the proxy statement under New York state law and generally requesting that certain allegedly omitted information in this Schedule be disclosed (the “Complaints”). The Complaints name the Company, the Company’s directors, Brightstar, Parent, and Merger Sub as defendants.

Additional lawsuits or demand letters may be filed against or received by PlayAGS, the Board of Directors, and/or Parent in connection with the Transactions. If additional similar demand letters are received or complaints are filed, absent new or different allegations that are material, PlayAGS and Parent will not necessarily announce such additional filings.”

Notice Regarding Forward-Looking Statements

This report contains forward-looking statements which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the timing, completion and effects of the proposed Transactions. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” and “ongoing,” or the negatives of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including, but not limited to, risks and uncertainties related to: the ability of the parties to consummate the proposed Transactions in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the proposed Transactions, including with respect to the approval of the Company’s stockholders; potential delays in consummating the proposed Transactions; the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed Transactions on the Company’s business relationships, operating results and business generally; costs related to the proposed Transactions; the outcome of any legal proceedings that may be instituted against the Company, Brightstar or any of their respective directors or officers related to the Merger Agreement or the proposed Transactions; and the impact of these costs and other liabilities on the cash, property, and other assets available for distribution to the Company’s stockholders. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most annual and quarterly reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on the Company’s web page at https://investors.playags.com/financial-information/sec-filings.

The forward-looking statements included in this report are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

In connection with the proposed Transactions, the Company filed a definitive proxy statement with the SEC relating to the proposed Transactions and other relevant documents. Promptly after filing the definitive proxy statement with the SEC, the definitive proxy statement and a proxy card were mailed to the Company’s stockholders entitled to vote as of the record date to be established for voting on the proposed Transactions and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT AND THE PROPOSED TRANSACTIONS, INCLUDING THE MERGER. Investors and security holders may obtain free copies of the proxy statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the proposed Transactions on the SEC’s web site at www.sec.gov, on the Company’s website at https://investors.playags.com/financial-information/sec-filings or by contacting the Company’s Investor Relations via email at https://investors.playags.com/investor-resources/contact-investor-relations/.

Participants in the Solicitation

Brightstar Capital Partners, the Company and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transactions. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, in the Company can be found under the captions “The Board of Directors,” “Executive Officers,” and “Section 16(a) Beneficial Ownership Reporting Compliance” contained in the Company’s 2024 annual proxy statement filed with the SEC on April 29, 2024 (the “2024 Proxy Statement”). To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2024 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the proposed Transactions when they become available. These documents can be obtained free of charge from the sources indicated above.